Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
To Tender Common Shares of The Scotts Miracle-Gro Company
Pursuant to its Offer to Purchase for Cash
Dated January 10, 2007
of
Up to 4,504,504 of its Common Shares
At a Per Share Purchase Price Not Less Than $48.50 Nor
Greater Than $55.50

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 8, 2007, UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates representing common shares, without par value (the “Common Shares”), of The Scotts Miracle-Gro Company, an Ohio corporation, are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Time (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase. Unless the context requires otherwise, all references in this Notice of Guaranteed Delivery to “shares” refer to Common Shares.

The Depositary for the Offer is:

National City Bank

By Mail:	By Overnight Delivery:	By Hand:
National City Bank Corporate Actions Processing Center P.O. Box 859208 Braintree, MA 02185-9208	National City Bank Corporate Actions Processing Center 161 Bay State Drive Braintree, MA 02184	National City Bank Corporate Trust Operations 3rd Floor Annex 4100 West 150th Street Cleveland, OH 44135

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instructions via a facsimile number, other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase, dated January 10, 2007 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of shares to be tendered:             shares.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Pursuant to the Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price (as defined in the Offer to Purchase) for the shares is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/ OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED

☐	$48.50	☐	$52.50
☐	$49.00	☐	$53.00
☐	$49.50	☐	$53.50
☐	$50.00	☐	$54.00
☐	$50.50	☐	$54.50
☐	$51.00	☐	$55.00
☐	$51.50	☐	$55.50
☐	$52.00

OR

(2) SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Price (in Dollars) Per Share at which Shares are Being Tendered,” the undersigned hereby tenders shares at the Purchase Price, as the same shall be determined in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the Purchase Price determined in accordance with the terms of the Offer. This action could result in receiving a price per share as low as $48.50.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

ODD LOT

(See Box 6 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned (check one box):

☐	Is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	Is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such person’s shares.

In addition, the undersigned is tendering shares (check one box):

☐	at the price per share indicated above in the section captioned “Price (in Dollars) Per Share at which Shares are Being Tendered”; or

☐	at the Purchase Price, as the same will be determined in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above).

CONDITIONAL TENDER

(See Box 6 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares the undersigned indicates below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased and each shareholder is urged to consult his or her own tax advisor with respect to his or her particular situation. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from the undersigned, if any are purchased, is: shares.

If, because of proration, the minimum number of shares will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all the Common Shares held by the undersigned.

Certificate Nos. (if available):

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Signature(s):

Dated:                          ,

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information: Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE
(Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three NYSE trading days (as defined in the Offer to Purchase) after the date hereof. The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:
Zip Code:

Area Code and Telephone Number:

Dated: _ _

Note:	Do not send certificates for shares with this Notice of Guaranteed Delivery. Certificates for shares should be sent with your Letter of Transmittal.

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